Exhibit 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Biotel Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities listed below, hereby certify, pursuant to 18U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Biotel Inc.

Date: February 12, 2009	By:	/s/ B. Steven Springrose
B. Steven Springrose Chief Executive Officer and President (principal executive officer)

Date: February 12, 2009	By:	/s/ Judy E. Naus
Judy E. Naus Chief Financial Officer (principal financial officer)

          A signed original of this written statement required by Section 906 has been provided to Biotel Inc. and will be retained by Biotel Inc. and furnished to the Securities and Exchange Commission or its staff upon request.